Exhibit 2.1

                              AMENDMENT NUMBER TWO

                                     TO THE

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                                 AIT (USA), INC.

                                       AND

                     INFORMATION MANAGEMENT ASSOCIATES, INC.

                                       AND

                                  AIT GROUP PLC

                              DATED AUGUST 10, 2001


      THIS AMENDMENT NUMBER TWO (this "Amendment") is made and entered into on July 30, 2002, by and among AIT (USA), Inc., a corporation organized under the laws of the State of Ohio ("Purchaser"), Information Management Associates, Inc., a corporation organized under the laws of the State of Connecticut ("Seller"), and AIT Group plc, a public limited company organized under the laws of England and the ultimate parent company of Purchaser ("Guarantor"). In the event of any conflict between the terms of this Amendment and the Asset Purchase Agreement among Purchaser, Seller and Guarantor dated August 10, 2001, as amended by Amendment Number One dated May 23, 2002 (as amended, the "Agreement"), the terms of this Amendment will supersede the terms of the Agreement and will be controlling. Except as expressly modified herein, the Agreement shall otherwise remain unmodified and in full force and effect.

      WHEREAS, under the terms of the Agreement, Purchaser issued a Senior Promissory Note (the "Original Senior Note") to Seller, dated September 17, 2001, which was guaranteed by Guarantor and which provided for two installment payments as follows: (i) on March 17, 2002, Purchaser was scheduled to make the initial payment to Seller of $3,000,000, subject to certain adjustments pursuant to Sections 2.3 and 2.4 of the Agreement (the "Initial Payment") and (ii) on
June 17, 2002,  Purchaser  was  scheduled  to make a final  payment to Seller of
$3,500,000, subject to any adjustments, not to exceed $1,650,000, for indemnification claims under Section 12.2 of the Agreement (the "Final Payment");

      WHEREAS, Purchaser, Seller and Guarantor have agreed that the aggregate amount of adjustments to the Initial Payment pursuant to Sections 2.3 and 2.4 of the Agreement was equal to $801,987;

      WHEREAS, on April 5, 2002; Purchaser made an interim payment to Seller of $1,100,000 against the amount due and owing on the Initial Payment;

      WHEREAS, on May 23, 2002, pursuant to Amendment Number One to the Agreement, Purchaser, Seller and Guarantor replaced the Original Senior Note with a new promissory note (the "Revised Senior Note") that modified the payment terms for the remaining $1,098,013 due and owing on the Initial Payment and the $3,500,000 due on the Final Payment under the Agreement in consideration for a waiver of all indemnification rights of Purchaser under the Agreement and the payment of interest on the Final Payment under the Agreement from the date of June 17, 2002 at a rate of 9% per annum.

      WHEREAS,  on or about May 28, 2002;  Purchaser paid the initial payment of
$1,098,013  on  the  Revised   Senior  Note  leaving  a  balance  of  $3,500,000
outstanding.

      WHEREAS, Purchaser and Guarantor have requested a further restructuring of the payment schedule of the Revised Senior Note.

      NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

            1. Upon the consummation (the "Closing") by the Guarantor of a fully underwritten placement of New Ordinary Shares and rights to purchase New Ordinary Shares resulting in gross proceeds to Guarantor of at least GBP (pound)12,500,000 (the "Offering"), Sections 2.1(b)(i), (ii), (iii) and (iv) of the Agreement shall be deleted in their entirety and replaced with the following; provided, that the Closing occurs on or before October 10, 2002:

                  (i) on or prior to June 1, 2002, $3,000,000, subject to adjustments pursuant to Sections 2.3 and 2.4, by certified or official bank check or wire transfer of immediately available funds prior to June 1, 2002, which Purchaser and Seller agree has been paid; and

                  (ii) $3,500,000 (the "Principal Amount"), or so much thereof as may be outstanding from time to time, plus interest at the RBS Rate (as defined below) per annum on the outstanding Principal Amount hereof from the date hereof until the payment thereof in full, payable quarterly in arrears, upon the terms set forth in the Promissory Note. The Principal Amount and accrued interest shall be payable in accordance with the Payment Schedule attached as Schedule A to the Promissory Note, by certified or official bank check or wire transfer of immediately available funds; provided, however, that any Principal Amount, accrued interest and other amounts payable hereunder outstanding on the fifth anniversary of the date of the Promissory Note, shall be due and payable on such date.

                  The Purchaser shall pay interest on the unpaid Principal Amount of the Promissory Note at a rate per annum equal to the aggregate of the published base rate of the Royal Bank of Scotland on the date of the Promissory Note plus 2% (the "RBS Rate"), until such Principal Amount shall be paid in full.

            2. On the date of the Closing (and provided that it shall occur on or before October 10, 2002) (a) Purchaser and Guarantor shall execute and deliver to Seller a new Senior Note (the "New Senior Note") in the amount of the Principal Amount and substantially in the form annexed hereto as Exhibit A; (b) Seller shall cancel and destroy the Revised Senior Note and Purchaser shall have no further obligation or liability thereunder and (c) Purchaser shall pay to Seller all interest that has accrued pursuant to the terms of the Revised Senior Note from June 17, 2002 until the date of the Closing, by certified or official bank check or wire transfer of immediately available funds, in accordance with the wiring instructions and mailing address set forth in Section 8 of the Revised Senior Note.

            3.    The Revised Senior Note is hereby amended as follows:

                  (a) The following is hereby added in its entirety as Sections 3.3, 3.4 and 3.5 of the Revised Senior Note and the Sections currently numbered from 3.3 to 3.6 shall be numbered, consecutively, from 3.6 to 3.9:

                  3.3 any transfer (whether in one transaction or in a series of transactions) of more than 50% of the outstanding securities of Maker or Guarantor at the time of such initial transfer;

                  3.4 any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of Maker or Guarantor (whether now owned or hereafter acquired);

                  3.5 any merger, consolidation, combination or recapitalization (including the issuance of securities, rights or other equity interests) of Maker or Guarantor, other than the Offering (as defined in the Agreement), into or with another person as a result of which the current shareholders of Maker or Guarantor, as applicable, do not control in the aggregate more than 50% of the voting power of the surviving entity following such transaction;

                  (b)   Section  3.3  (renumbered  as Section  3.6  pursuant  to
Section 3(a) above), is hereby deleted in its entirety and replaced with the following:

                  3.6 Maker or Guarantor shall (a) file a petition in bankruptcy under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of the United States of America, any foreign country or any domestic or foreign state or political subdivision for the relief of debtors now or hereafter in effect or such a petition shall be filed against Maker or Guarantor (and shall not be dismissed within 60 days); (b) make an assignment for the benefit of their respective creditors or consent to the appointment of a receiver of the whole or any substantial part of their respective property, (c) declare or announce bankruptcy or dissolution or (d) become the subject of an order for the winding up of Maker or Guarantor;

            4. Except as expressly modified herein, the Revised Senior Note shall otherwise remain unmodified and in full force and effect.

            5. Seller hereby waives the occurrence of any Events of Default (as defined in the Revised Senior Note and as amended herein) of Purchaser and Guarantor, from the date hereof and until the earlier to occur of the following:
(a) the date of the Closing; (b) October 10, 2002 or (c) any of the events listed under Sections 3.3, 3.4, 3.5 or 3.6 of the Revised Senior Note (as amended herein). Except for the specific, one-time limited waiver set forth above, nothing set forth herein or contemplated hereby is intended to constitute a waiver of any rights or remedies available to the Seller under the Revised Senior Note or under applicable law (all of which rights and remedies are hereby expressly reserved by the Seller).

            6. Fees and Expenses. Purchaser and Guarantor will pay, as incurred, Seller's legal fees and expenses in connection with the preparation of, amendment of, granting of any waiver, approval or consent under, the enforcement of or the preservation of any rights under, this Amendment and the New Senior Note, or otherwise in respect of any liabilities of the Purchaser and/or Guarantor under the Agreement, this Amendment or the New Senior Note.

            7. Rights to Offset by Seller. Seller may, at any time and from time to time, set off and apply any and all amounts owed by Seller to Purchaser or Guarantor, including, without limitation, any stock or the proceeds thereof from Anthem, Inc. that Seller is holding for the account of Buyer, against any and all amounts that Purchaser and Guarantor owe Seller pursuant to the Revised Senior Note

(as herein amended), the New Senior Note or the Agreement, in the following order of priority: (a) any and all amounts that Purchaser and Guarantor owe Seller pursuant to Section 6 of this Amendment; (b) any interest payable by Purchaser and Guarantor to Seller pursuant to the Revised Senior Note and the New Senior Note and (c) the Principal Amount owed by Purchaser and Guarantor pursuant to the New Senior Note.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date set forth above duly authorized to execute this Amendment.

PURCHASER:

AIT (USA), INC.



By       /s/ Michael McGroarty
      ------------------------------------------
      Name:  Michael P. McGroarty
             -----------------------------------
      Title: Secretary
             -------------------------------------

SELLER:

INFORMATION MANAGEMENT ASSOCIATES, INC.



By       /s/ Donald Miller
      ------------------------------------------
      Name:  Donald Miller
             -----------------------------------
      Title: President and CEO
             -------------------------------------

GUARANTOR:

AIT GROUP PLC



By       /s/ Gareth Bailey
      ------------------------------------------
      Name:  Gareth Bailey
             -----------------------------------
      Title: CFO
             -------------------------------------